Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Philip Morris International Inc. of our report dated February 7, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in Philip Morris International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers SA

/s/ CHAD MUELLER	/s/ CLAUDIA BENZ
Chad Mueller	Claudia Benz

Lausanne, Switzerland
February 11, 2020